UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: February 22, 2006 (date of earliest event reported)

    Tidelands Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-50707	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina (Address of principal executive offices)	29464 (Zip Code)

    (843) 388-8433
(Registrant's telephone number, including area code)

    n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Tidelands Bancshares, Inc. (the “Company”), a bank holding company for Tidelands Bank, established a new Delaware trust subsidiary, Tidelands Statutory Trust I, which completed the sale of $8,000,000 of trust preferred securities on February 22, 2006. Tidelands Statutory Trust I issued the trust preferred securities at a rate equal to the three-month LIBOR rate plus 1.38%. The trust preferred securities mature in 30 years, and can be called without penalty after five years. Tidelands Statutory Trust I simultaneously issued 248 of the trust’s common securities to the Company for a purchase price of $248,000, which constitutes all of the issued and outstanding securities of the trust. Tidelands Statutory Trust I used the proceeds from the sale of the securities to purchase the Company’s junior subordinated deferrable interest notes due 2036 (the “Debenture”). The net proceeds from the offering will be used by the Company for general corporate purposes. The forms of the Common Securities Certificate and the Preferred Securities Certificate are included as Exhibits B and C, respectively, in the Amended and Restated Declaration of Trust, attached hereto as Exhibit 10.1.

        The Debenture was issued pursuant to a Junior Subordinated Indenture between the Company and Wilmington Trust Company dated February 22, 2006 (the “Indenture”), a copy of which is attached hereto as Exhibit 4.1. The terms of the Debenture are substantially the same as the terms of the trust preferred securities. The interest payments by the Company will be used by the trust to pay the quarterly distributions to the holders of the trust preferred securities. The Indenture permits the Company to redeem the Debenture after five years.

        The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust, dated February 22, 2006, between the Company, as Depositor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein.

        Pursuant to a Guarantee Agreement dated February 22, 2006, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.2, are subordinate to all of the Company’s senior debt.

        The offering of the trust preferred securities was conducted pursuant to a Placement Agreement dated February 22, 2006 between the Company, Tidelands Statutory Trust I, and J. P. Morgan Securities, Inc. The Company did not pay any fees or commissions to the placement agent.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. Copies of the Amended and Restated Declaration of Trust, Indenture, and Guarantee
Agreement relating to the trust preferred issuance by Tidelands Statutory Trust I are attached hereto as Exhibits.

Exhibit
Number       Description

4.1	Junior Subordinated Indenture between Tidelands Bancshares, Inc. and Wilmington Trust Company, as trustee.
10.1	Amended and Restated Declaration of Trust among Tidelands Bancshares, Inc., as Depositor,
Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein, including exhibits containing the related forms of the Tidelands Statutory Trust I Common Securities Certificate and the Preferred Securities
Certificate.
10.2	Guarantee Agreement between Tidelands Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: February 22, 2006	By: /s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer

Exhibit
Number       Description

4.1	Junior Subordinated Indenture between Tidelands Bancshares, Inc. and Wilmington Trust Company, as trustee.
10.1	Amended and Restated Declaration of Trust among Tidelands Bancshares, Inc., as Depositor,
Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein, including exhibits containing the related forms of the Tidelands Statutory Trust I Common Securities Certificate and the Preferred Securities
Certificate.
10.2	Guarantee Agreement between Tidelands Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee.